Exhibit 99.1

SemGroup Shareholders Approve Merger Transaction with Energy Transfer

TULSA, Okla., Dec. 04, 2019 (GLOBE NEWSWIRE) — SemGroup® Corporation (NYSE: SEMG) today announced its shareholders voted to approve the previously announced merger agreement whereby SemGroup will be acquired by Energy Transfer LP (NYSE: ET) (“ET” or “Energy Transfer”) in a unit and cash transaction.

At completion of the merger, SemGroup shareholders will receive $6.80 per share in cash and 0.7275 of an ET common unit for each SemGroup share, or approximately 40% cash and 60% equity.

The merger was announced on September 16, 2019 and the final voting results will be disclosed in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

The transaction is expected to close December 5, 2019.

Advisors

Jefferies LLC acted as exclusive financial advisor to SemGroup and Kirkland & Ellis LLP acted as legal counsel. BofA Merrill Lynch acted as exclusive financial advisor to Energy Transfer and Latham & Watkins LLP acted as legal counsel.

About SemGroup

SemGroup® Corporation (NYSE: SEMG) moves energy across North America through a network of pipelines, processing plants, refinery-connected storage facilities and deep-water marine terminals with import and export capabilities. SemGroup serves as a versatile connection between upstream oil and gas producers and downstream refiners and end users. Key areas of operation and growth include western Canada, the Mid-Continent and the Gulf Coast. SemGroup is committed to safe, environmentally sound operations. Headquartered in Tulsa, Okla., the company has additional offices in Calgary, Alberta; Denver, Colo.; and Houston, Texas. SemGroup uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on SemGroup’s Investor Relations website at www.semgroup.com, SemGroup’s Twitter account and LinkedIn account.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally can be identified by the fact that they do not relate strictly to historical or current facts. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally intended to identify forward-looking statements. Specific forward-looking statements include statements regarding SemGroup’s plans and expectations with respect to the proposed transaction and the anticipated impact of the proposed transaction on SemGroup’s results of operations, financial position, growth opportunities and competitive position. These statements reflect SemGroup’s current views with respect to future events based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. No assurances can be given, however, as of this date that these events will occur or that these projections will be achieved. Forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and could cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Some of these factors include SemGroup’s ability to consummate the proposed transaction on the expected timeframe or at all, including due to the failure of certain closing conditions; the volatility of oil and natural gas prices; any sustained reduction in demand for, or supply of, the petroleum products we gather, transport, process, market and store; the overall forward markets for crude oil, natural gas and natural gas liquids; operational, regulatory and environment risks; cost and availability of equipment and labor; SemGroup’s ability to finance its activities; and other risks more fully discussed in SemGroup’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on SemGroup’s website or the SEC’s website at www.sec.gov. Any forward-looking statement speaks only as of the date of which such statement is made and SemGroup undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Important Additional Information Regarding the Transaction Filed With the SEC

In connection with the proposed transaction, Energy Transfer has filed a registration on Form S-4 that includes a proxy statement of SemGroup. The registration statement was declared effective by the SEC on October 30, 2019. SemGroup and Energy Transfer may also file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF SEMGROUP ARE ADVISED TO CAREFULLY READ THE PROXY STATEMENT AND ANY REGISTRATION STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive proxy statement has been sent and any registration statement/prospectus, as applicable, will be sent to security holders of SemGroup in connection with SemGroup’s shareholder meetings. Investors and security holders may obtain a free copy of the proxy statement, any registration statement/prospectus and other relevant documents filed by SemGroup with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties are able to obtain, without charge, a copy of the proxy statement, any registration statement/prospectus and other relevant documents by directing a request by mail or telephone to Investor Relations, SemGroup Corporation, 6120 S. Yale Ave, Suite 1500, Tulsa, OK 74136-4231. Copies of the documents filed by SemGroup with the SEC are available free of charge on SemGroup’s website at ir.semgroup.com.

SemGroup Investor Relations:

Kevin Greenwell

918-524-8081

investor.relations@semgroup.com

SemGroup Media:

Tom Droege

918-524-8560

tdroege@semgroup.com